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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment No. 2 to Form S-3 (No. 33-59373) of Kaneb Pipe Line Partners, L.P. of our report dated January 27, 1995, except as to Note 8, which is as of February 17, 1995, relating to the financial statements of Wyco Pipe Line Company, which appears in the Current Report on Form 8-K of Kaneb Pipe Line Partners, L.P. dated March 13, 1995.



PRICE WATERHOUSE LLP
Chicago, Illinois

August 29, 1995